                                                                    Exhibit 99.2


[RCN LOGO]
______________________________________________________________________

                                               105 Carnegie Center
                                               Princeton, NJ 08540


Contact: Kevin Kuryla, RCN Investor Relations (609) 720-5863
         Jim Downing, RCN Investor Relations (609) 734-3718


                    RCN ANNOUNCES THIRD QUARTER 2002 RESULTS

      RESIDENTIAL REVENUES, CORE DRIVER OF BUSINESS, UP 26% YEAR OVER YEAR
                EBITDA IMPROVES FOR SEVENTH CONSECUTIVE QUARTER;

PRINCETON, NJ, NOVEMBER 5, 2002 -- RCN Corporation (Nasdaq: RCNC) today reported its results for the quarter ended September 30, 2002.

Key Accomplishments*

- Residential revenues, RCN's core business, grew 26% since the third quarter of 2001 and now represent 83% of total revenues

- EBITDA improved to a loss of $15.1 million, the seventh consecutive quarter of improvement

- RCN implemented the new Convergent Billing System in all RCN markets; Chicago and New York converted in October

- Average revenue and services per customer now stands at $72 and 1.94, significantly higher than the cable and phone incumbents

- Cash burn continues to decline; the previously announced sale of the CNJ system is expected to close in 1Q03

- New product offerings and enhancements were rolled out including MegaModem(SM), VOD, Companion Dial-up and RCN Essentials(SM), International bundle

*The results in this release are calculated on a Pro Forma basis reflecting consolidation of the Starpower joint venture in the Washington, DC market, which is owned 50% by RCN and it includes the Central New Jersey operations.

"We had a solid third quarter and the company is ideally positioned to see this success continue," said David C. McCourt, RCN's Chairman and CEO. "We added customers onto our network, took costs out of the business, reduced our cash burn and improved our margins as we head toward EBITDA positive as a company."

"Our strategy is on track," said McCourt. "You can see it in the fact that our core business continued to grow at a healthy rate, and the cost of acquiring new customers is less than half of what it was a year and a half ago. At the same time, we have improved our ability to serve, attract and retain customers by installing better systems, streamlining our processes and rolling out new products. We still have work to do but we're focused on the right things and our business plan works."

"In the third quarter, RCN laid the groundwork for continued growth. It continued to roll out its state-of-the-art convergent billing system, which now covers all residential markets. The company now offers MegaModem(SM), up to 3 Mbps of speed, which will clearly differentiate RCN's high-speed service from our competitors. Additionally, the company continued to roll-out new bundled service packages designed to attract new customers, migrate a la carte customers to our bundles, and sell additional services to our current customers."

"We clearly remain the industry leader in providing seamless bundles of phone, cable and high-speed internet services," said McCourt.

FINANCIAL RESULTS FOR THE THIRD QUARTER 2002

For the quarter ended September 30, 2002, Pro Forma Total RCN revenues were $148.9 million, compared to $136.7 million for the third quarter of 2001. RCN's Pro Forma Total consolidated EBITDA (earnings before interest, taxes, depreciation,


                                     -MORE-
amortization, non-cash stock-based compensation and special charges) for the quarter was a loss of $15.1 million compared to a loss of $44.2 million in the third quarter of 2001. On a GAAP basis, the company reported a net loss to shareholders of ($1.54) per share in the third quarter of 2002, compared to a net loss of ($1.92) per share in the third quarter of 2001, excluding an extraordinary gain of $75.5 million on the early retirement of debt.

At the end of the third quarter, RCN had 1.51 million marketable homes, over 567,000 residential customers and 1,055,605 network connections, which include 126,961 long distance connections in the markets where the Convergent Billing System has been implemented. Excluding long distance, RCN added 25,951 new network connections in the third quarter.

On a Pro Forma basis, cash outlays for capital expenditures were $35 million for the third quarter, down 70% from the same quarter last year. SG&A expenses decreased by 10% to $109.8 million this quarter versus $122.3 million in the third quarter of 2001. At the end of the third quarter of 2002, RCN had approximately $390 million of cash and short-term investments and $1.7 billion of long-term outstanding debt.

"While there were operational improvements during this quarter, the overall SG&A appeared flat because of one time expenses such as legacy billing system charges, severance for staff reduction and capitalization changes. A number of initiatives that took place, such as the billing system conversion, head count reduction and the elimination of several real estate obligations will provide run-rate SG&A savings in the quarters to come," added McCourt.

NEWS HIGHLIGHTS FOR THE QUARTER

NEW PRODUCTS:

      MEGAMODEM(SM): In July, RCN rolled out MegaModem(SM) in San Francisco and Los Angeles, which allows users to enjoy downstream speeds of up to 3Mbps, double the speed of basic cable modem service. This service upgrade is included for Resilink Platinum and Gold customers, and can be added for $10 per month for other bundled customers or $25 per month for a la carte customers. The Company expects to roll out this industry leading enhancement in other RCN markets starting in the fourth quarter of 2002.

      RCN ESSENTIALS UPDATES: New Essentials(SM) packages were offered, including an International package. Essentials(SM) enhances the suite of bundles by starting with basic services and allows customers to build their own bundles, satisfying their specific lifestyle needs. Response has been favorable with an increase in calls and bundled sales.

      VOD ROLLOUT UPDATE: RCN expanded its VOD trial to a full rollout of its Philadelphia market, which includes 20 area suburbs. With new, mainstream content provided by a leading digital content aggregator, RCN has seen a significant increase in VOD take-rates. RCN expects to offer VOD service to the majority of RCN homes in 2003.

      COMPANION DIAL-UP SERVICE: RCN announced companion dial-up service in September. Unlike competitors, RCN's cable modem customers can stay connected while traveling by purchasing the discounted companion dial-up service for $9.95. RCN's dial-up customers now enjoy the benefits of a national footprint over the RCN and the Level 3 (Nasdaq: LVLT) networks.

OPERATIONAL IMPROVEMENTS: The Company converted its Washington DC (September), New York and Chicago (October) markets to its integrated billing and customer care system. The company now serves every residential market through the Convergent Billing System. The new system enhances the support in the delivering the company's bundled communications services, such as its flagship ResiLink(SM) product and the new Essentials(SM) offerings. This increases operational efficiencies and allows RCN to better serve our customers.

ABOUT RCN CORPORATION

RCN Corporation (Nasdaq: RCNC) is the nation's first and largest facilities-based competitive provider of bundled phone, cable television and high-speed Internet services to the most densely populated markets in the U.S. RCN has more than 1 million customer connections. It operates in seven of the top ten markets in the U.S., namely Boston, New York, Philadelphia, Washington DC, Chicago, San Francisco and Los Angeles. Additional information can be found at: www.rcn.com.

                                      # # #

FORWARD-LOOKING STATEMENT DISCLAIMER

SOME OF THE STATEMENTS MADE BY RCN IN THIS PRESS RELEASE ARE FORWARD-LOOKING IN NATURE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN FORWARD-LOOKING STATEMENTS AS A RESULT OF A NUMBER OF FACTORS. RCN BELIEVES THAT THE PRIMARY FACTORS INCLUDE, BUT ARE NOT LIMITED TO, AVAILABILITY OF FINANCING, ABILITY TO OBTAIN REGULATORY APPROVALS, UNCERTAINTY RELATING TO ECONOMIC CONDITIONS, ABILITY TO ATTRACT AND RETAIN QUALIFIED MANAGEMENT AND OTHER PERSONNEL, CHANGES IN GOVERNMENT AND REGULATORY POLICIES, PRICING AND AVAILABILITY OF EQUIPMENT, MATERIALS, INVENTORY AND PROGRAMMING, OUR ABILITY TO MEET THE REQUIREMENTS IN OUR FRANCHISE AGREEMENTS, THE NUMBER OF POTENTIAL CUSTOMERS IN A TARGET MARKET, THE COMPLETION OF ACQUISITIONS OR DIVESTITURES, ACCEPTANCE OF THE COMPANY'S SERVICES, DEVELOPMENT AND IMPLEMENTATION OF BUSINESS SUPPORT SYSTEMS FOR PROVISIONING AND BILLING, THE AVAILABILITY AND SUCCESS OF STRATEGIC ALLIANCES OR RELATIONSHIPS, ABILITY TO COMPETE WITH BETTER FINANCED INCUMBENT PROVIDERS, ABILITY TO OVERCOME SIGNIFICANT OPERATING LOSSES, ABILITY TO REDUCE OVERHEAD COSTS, ABILITY TO DEVELOP AND PENETRATE EXISTING AND NEW MARKETS, TECHNOLOGICAL DEVELOPMENTS AND CHANGES IN THE INDUSTRY, CHANGES IN THE COMPETITIVE ENVIRONMENT IN WHICH RCN OPERATES AND ABILITY TO PRODUCE SUFFICIENT CASH FLOW. ADDITIONAL INFORMATION CONCERNING THESE AND OTHER IMPORTANT FACTORS CAN BE FOUND IN RCN'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. STATEMENTS IN THIS RELEASE SHOULD BE EVALUATED IN LIGHT OF THESE IMPORTANT FACTORS.

                                       ###

                                        TOTAL SERVICE CONNECTIONS
                                        -------------------------

                                                                                                YEARLY
                             3Q01          4Q01          1Q02          2Q02          3Q02       CHANGE
                           ---------     ---------     ---------     ---------     ---------    ------
CONNECTIONS:

Long Distance*                                                          93,485       126,961
Voice                        204,638       220,562       232,932       246,427       256,475
Video                        471,567       486,888       498,258       506,664       508,776
Data                         104,359       119,955       136,795       149,602       163,393
                           ---------     ---------     ---------     ---------     ---------
Network Connections: *       780,564       827,405       867,985       996,178     1,055,605     19% **

Resale                        37,468        33,932        25,354        19,556        17,045
Dial-Up                      384,752       361,632       331,470       311,672       296,762
                           ---------     ---------     ---------     ---------     ---------
Total Connections: *       1,202,784     1,222,969     1,224,809     1,327,406     1,369,412

Marketable Homes           1,457,000     1,500,000     1,506,000     1,510,000     1,513,000     4%

* Reflects LD customers only in markets where Convergent Billing System was implemented in that period. 2Q02 included: Boston, CNJ, Carmel, LA, Phil, SF, and LHV. 3Q02 included: Boston, CNJ, Carmel, LA, Phil, SF, LHV and Wash DC.

** Network connections change excludes long distance, for like with like prior year comparison.

                              PRO FORMA TOTAL RCN*
                        RCN CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                   QUARTER ENDED                        NINE MONTHS ENDED

                                                      September 30,    June 30,    September 30,    September 30,  September 30,
                                                          2002          2002           2001             2002           2001
                                                      -------------  -----------   -------------    -------------  -------------
Sales:
       Voice                                              39,005     $    36,315     $  33,653      $   111,772     $    91,575
       Video                                              67,762          67,601        58,232          199,424         162,658
       Data                                               33,377          32,418        35,460           99,726         105,508
       Other                                               8,770          12,534         9,333           31,993          33,459
                                                        --------     -----------     ---------      -----------     -----------
Total Sales                                              148,914         148,868       136,678          442,915         393,200
Costs & expenses, excluding  non-cash stock based
   compensation, depreciation and amortization, and
   special charges
       Direct expenses                                    54,141          57,293        58,597          166,642         178,335
       Operating and SG&A                                109,834         109,938       122,252          331,972         412,597
                                                        --------     -----------     ---------      -----------     -----------
EBITDA and before non-cash stock based compensation,
    asset impairment and special charges                 (15,061)        (18,363)      (44,171)         (55,699)       (197,732)
Non-cash stock based compensation                         10,902          11,826        15,093           25,304          45,852
Asset impairment and special charges                         (19)        963,117            --          962,620         481,731
Depreciation and amortization                             62,049          93,539        79,566          237,492         271,914
                                                        --------     -----------     ---------      -----------     -----------
Operating loss                                           (87,993)     (1,086,845)     (138,830)      (1,281,115)       (997,229)
Investment income                                          2,627           2,509        16,257           12,822          72,704
Interest expense                                         (47,130)        (38,920)      (48,182)        (126,664)       (152,422)
Other income (loss), net                                   1,102          (2,529)       10,894             (575)          6,896
                                                        --------     -----------     ---------      -----------     -----------
Loss before income taxes                                (131,394)     (1,125,785)     (159,861)      (1,395,532)     (1,070,051)
Provision (benefit) for income taxes                         117            (130)           36             (763)         (3,251)
                                                        --------     -----------     ---------      -----------     -----------
Loss before equity in unconsolidated
  entities and minority interest                        (131,511)     (1,125,655)     (159,897)      (1,394,769)     (1,066,800)
Equity in income of unconsolidated entities                1,620           1,538           447           14,830          16,747
Minority interest in loss of consolidated entities         1,608          69,909        10,554           75,230          40,928
                                                        --------     -----------     ---------      -----------     -----------
Net loss before extraordinary item                      (128,283)     (1,054,208)     (148,896)      (1,304,709)     (1,009,125)
Extraordinary item                                            --              --        75,482           13,073          75,482
                                                        --------     -----------     ---------      -----------     -----------
Net loss                                                (128,283)     (1,054,208)      (73,414)      (1,291,636)       (933,643)
Preferred dividend and accretion requirements             40,871          40,192        38,226          120,589         112,792
                                                        --------     -----------     ---------      -----------     -----------
Net loss to common shareholders                         (169,154)    $(1,094,400)    $(111,640)     $(1,412,225)    $(1,046,435)
                                                        ========     ===========     =========      ===========     ===========

*The Pro Forma Total RCN results reflect the consolidation of all domestic joint ventures and show the ownership share of its joint venture partners as minority interests, and includes results of operations for Central New Jersey.

                                   GAAP BASIS
                        RCN CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in Thousands, Except Per Share Data)
                                   (Unaudited)

                                                                       QUARTER ENDED                        NINE MONTHS ENDED

                                                       September 30,      June 30,      September 30,  September 30,   September 30,
                                                           2002             2002            2001           2002            2001
                                                       -------------    -------------   ------------   -------------   ------------
Sales                                                  $     114,494    $     114,256   $    103,702   $     340,131   $    295,878
Costs & expenses, excluding  non-cash stock based
   compensation, depreciation and amortization, and
   special charges
       Direct expenses                                        43,848           46,528         47,040         137,074        144,995
       Operating and SG&A                                     91,218           93,625        100,696         280,943        349,317
                                                       -------------    -------------   ------------   -------------   ------------
EBITDA from continuing operations and before non-cash
    stock based compensation, asset impairment and
    special charges                                          (20,572)         (25,897)       (44,034)        (77,886)      (198,434)
Non-cash stock based compensation                             10,902           11,826         15,093          25,304         45,852
Asset impairment and special charges                             (20)         892,284             --         891,786        470,880
Depreciation and amortization                                 55,745           85,389         70,855         214,809        242,330
                                                       -------------    -------------   ------------   -------------   ------------
Operating loss from continuing operations                    (87,199)      (1,015,396)      (129,982)     (1,209,785)      (957,496)
Investment income                                              2,593            2,272         16,185          12,509         72,086
Interest expense                                             (47,106)         (39,025)       (48,155)       (126,704)      (152,275)
Other income (loss), net                                       1,101           (1,420)        10,804             593          6,809
                                                       -------------    -------------   ------------   -------------   ------------
Loss from continuing operations before income taxes         (130,611)      (1,053,569)      (151,148)     (1,323,387)    (1,030,876)
(Benefit) expense for income taxes                                --             (130)            36            (880)        (3,251)
                                                       -------------    -------------   ------------   -------------   ------------
Loss from continuing operations before equity
  in unconsolidated entities and minority interest          (130,611)      (1,053,439)      (151,184)     (1,322,507)    (1,027,625)
Equity in loss of unconsolidated entities                        (48)         (35,030)        (4,496)        (23,964)        (5,122)
Minority interest in loss of consolidated entities                --           33,438          6,047          36,650         18,429
                                                       -------------    -------------   ------------   -------------   ------------
Net loss from continuing operations                         (130,659)      (1,055,031)      (149,633)     (1,309,821)    (1,014,318)
Income from discontinued operations, net                       2,376              823            736           5,112          5,193
Extraordinary item                                                --               --         75,482          13,073         75,482
                                                       -------------    -------------   ------------   -------------   ------------
Net loss                                                    (128,283)      (1,054,208)       (73,415)     (1,291,636)      (933,643)
Preferred dividend and accretion requirements                 40,871           40,192         38,225         120,589        112,792
                                                       -------------    -------------   ------------   -------------   ------------
Net loss to common shareholders                        $    (169,154)   $  (1,094,400)  $   (111,640)  $  (1,412,225)  $ (1,046,435)
                                                       =============    =============   ============   =============   ============


Basic and Diluted Income(Loss) per Average
  Common Share:

Net loss from continuing operations                            (1.56)          (10.47)         (1.93)         (13.57)        (12.23)

 Discontinued operations                                        0.02             0.01           0.01            0.05           0.06

Extraordinary item                                                --               --           0.77            0.12           0.82
                                                       -------------    -------------   ------------   -------------   ------------

Net loss to common shareholders                                (1.54)          (10.46)         (1.15)         (13.40)        (11.35)
                                                       =============    =============   ============   =============   ============

Weighted average shares outstanding                      109,798,588      104,591,255     97,324,957     105,354,946     92,174,281

                                   GAAP BASIS
                        RCN CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                    September 30,      December 31,
                                                                        2002               2001
                                                                    -------------      ------------
ASSETS

Current assets

        Cash and temporary cash investments                          $   89,020         $  476,220
        Short-term investments                                          261,770            362,271
        Accounts receivable from related parties                         10,174             16,698
        Accounts receivable, net of reserve for
          doubtful accounts of $11,547 at September 30, 2002 and
          $17,081 at December 31, 2001                                   48,549             46,145
        Unbilled revenues                                                   897              2,052
        Interest and dividends receivable                                 2,060              4,558
        Prepayments and other                                            18,070             18,828
        Restricted short-term investments                                36,433             23,676
        Current assets of discontinued operations                         4,137              5,726
                                                                     ----------         ----------
Total current assets                                                    471,110            956,174


Property, plant and equipment, net of accumulated
        depreciation of $755,008 at September 30, 2002
        and $567,681 at December 31, 2001                             1,273,975          2,250,218
Investments in joint ventures and equity securities                     213,584            229,294
Intangible assets, net of accumulated amortization of $64,720
        at September 30, 2002 and $64,496 at December 31, 2001            1,846              3,232
Goodwill                                                                  6,130             45,057
Deferred charges and other assets                                        44,541             49,055
Noncurrent assets of discontinued operations                             66,513             70,101
                                                                     ----------         ----------
Total assets                                                         $2,077,699         $3,603,131
                                                                     ==========         ==========

                                   GAAP BASIS
                        RCN CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Dollars in Thousands)
                                   (Unaudited)

                                                                            September 30,      December 31,
                                                                                 2002             2001
                                                                            -------------      ------------
LIABILITIES, REDEEMABLE PREFERRED AND SHAREHOLDERS' DEFICIT
Current liabilities

 Current maturities of long-term debt and
   capital lease obligations                                                 $    35,054      $    22,532
 Accounts payable                                                                 27,994           34,718
 Accounts payable to related parties                                              13,312           20,693
 Advance billings and customer deposits                                           23,330           21,895
 Accrued exit costs                                                               30,880           39,271
 Accrued expenses and other                                                      167,289          214,435
 Current liabilities of discontinued operations                                    3,861            3,886
                                                                             -----------      -----------
Total current liabilities                                                        301,720          357,430
Long-term debt                                                                 1,704,861        1,873,616
Other deferred credits                                                             5,189           10,653
Minority interest                                                                    992           51,298
Redeemable preferred stock                                                     2,262,865        2,142,276
Common shareholders' deficit                                                  (2,197,928)        (832,142)
                                                                             -----------      -----------
Total liabilities, redeemable preferred and common shareholders' deficit     $ 2,077,699      $ 3,603,131
                                                                             ===========      ===========

GAAP RECONCILIATION
30-Sep-02

                                               RCN Consolidated                           Central
                                               GAAP Basis            Starpower**          New Jersey          Pro-Forma
 Total sales                                   $ 340,131             $ 62,397             $ 40,387            $ 442,915

 Total direct costs                            $ 137,074             $ 15,556             $ 14,012            $ 166,642

 Margin                                        $ 203,057             $ 46,841             $ 26,375            $ 276,273

 Total operating, selling and general
     administrative costs                      $ 280,943             $ 37,013             $ 14,016            $ 331,972

 Adjusted EBITDA*                              $ (77,886)            $ 9,828              $ 12,359            $ (55,699)

* Adjusted EBITDA - non GAAP measure calculated as net loss before interest, tax depreciation and amortization, stock based compensation, extraordinary gains and asset impairment and special charges. Other companies may calculate and define EBITDA differently than RCN.

**    Net of related party transactions with RCN Consolidated